UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 27, 2012

AMERICAN INTERNATIONAL VENTURES, INC.

(Exact name of Registrant as specified in charter)

Delaware	000-30368	22-3489463
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer ID Number)

6004 Tealside Court, Lithia, Florida	33547
(Address of principal executive offices)	(Zip Code)

(813) 260-2866
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This report contains forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “seeks,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

Also, forward-looking statements represent our estimates and assumptions only as of the date of this report. You should read this report and the documents that we reference and filed as exhibits to this report completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 27, 2012, American International Ventures, Inc. (the “Company”) entered into an enforceable letter of intent with Placer Gold Prospecting Company, a privately held Florida corporation with gold and silver operations and development projects in California, Oregon, Nevada, New Mexico, and politically stable jurisdictions in Baja California (“Placer”)(the “Letter of Intent”). Pursuant to the Letter of Intent, the Company and Placer will commence the negotiation and preparation of a share exchange agreement whereby The Company will acquire all the outstanding shares of Placer (approximately 137,400,000 shares of common stock) for a like amount of shares of common stock of the Company (the “Transaction”). After the Transaction, the present shareholders of Placer, will own approximately 87.7% of the Company, and the Company will own 100% of Placer

In connection with the Letter of Intent, it is contemplated that there only be an exchange of shares and no exchange of cash consideration by the parties. It is also intended that the current share holders of Placer will agree to lock up the shares in the Company they receive as a result of the Transaction for a period of one year. After completion of due diligence by the parties, it is intended that the parties including the shareholders of Placer enter into a more definitive Acquisition and Plan of Reorganization Agreement.

Mr. Wagenti founder of Placer Gold Prospecting, Inc. is a director and principal shareholder of both entities. Mr. Wagenti believes he is acting in the best interest of both companies; however, to avoid a conflict of interest or any appearance thereof, he intends to resign as a director of Placer Gold Prospecting, Inc., and be replaced by Ret. Major, Jerry D. Scott, USAF. Furthermore, Mr. Wagenti will remove himself from voting on the transaction or matters related thereto if it is necessary.

The foregoing description of the terms of the Letter of Intent is qualified in its entirety by reference to the provisions of the agreement filed as Exhibit 10.1 to this report, which is incorporated by reference herein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)        Exhibits.

Exhibit No.	Description
10.1	Letter of Intent, dated February 27, 2012 between the Company and Placer Gold Prospecting Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American International Ventures, Inc.

/s/ Jack Wagenti	February 28, 2012
Jack Wagenti, CEO and Chairman	Date

EXHIBIT 10.1

Letter of Intent, dated February 27, 2012 between the Company and Placer Gold Prospecting Company

Letter of Intent

This Letter of Intent (“Agreement”) is between American International Ventures, Inc. (hereinafter AIVN), a Delaware corporation, and Placer Gold Prospecting, Inc. (hereinafter PGPI), a Florida corporation, and sets guidelines herein for the one hundred percent (100%) acquisition of PGPI by AIVN.

 Acquisition. At closing, AIVN will acquire all of the outstanding shares of common stock of PGPI in exchange for Rule 144 restricted common AIVN stock. The amount of AIVN stock so exchanged will be approximately 137,400,000 common restricted shares, which represents 100% of the issued and outstanding PGPI common shares. AIVN represents there are 19,354,000 common shares issued and outstanding and its shares are currently traded on the OTCBB under the symbol AIVN.OB. After closing there will be approximately 156,754,044 AIVN common shares issued and outstanding of AIVN.

1. Acquisition. At closing, AIVN will acquire all of the outstanding shares of common stock of PGPI in exchange for Rule 144 restricted common AIVN stock. The amount of AIVN stock so exchanged will be approximately 137,400,000 common restricted shares, which represents 100% of the issued and outstanding PGPI common shares. AIVN represents there are 19,354,000 common shares issued and outstanding and its shares are currently traded on the OTCBB under the symbol AIVN.OB. After closing there will be approximately 156,754,044 AIVN common shares issued and outstanding of AIVN.

2.

Terms and Conditions.  The closing of the acquisition is subject to the following terms and conditions:

(a)

AIVN and PGPI shall have received all permits, authorizations, regulatory approvals and third party consents necessary for the consummation of the acquisition, and all applicable legal requirements shall have been satisfied.

(b)

An Acquisition and Plan of Reorganization Agreement satisfactory to AIVN and PGPI shall be executed as soon as practicable, and shall contain terms, conditions, representations, warranties and covenants normal and appropriate for a transaction of the type contemplated, including, with limitation, those summarized in this Agreement. Representations and warranties will survive consummation of the transaction, unless otherwise agreed to in the definitive agreement.

(c)

Pending the closing, each party and their agents, attorneys and representatives shall have full and free access to the properties, books and records of the other party (the confidentiality of which the party to whom disclosed agrees to retain) for purposes of conducting investigations with copies of articles of incorporation, by-laws, Board of Directors’ minute book and shareholder lists and other documents requested of each of AIVN and PGPI.

(d)

The substance of any public announcement with respect to the acquisition, other than notices required by law, shall be approved in advance by all parties to this agreement.

(e)

Effective at closing of the acquisition, the current officers and directors of AIVN will remain in their respective positions and continue with their normal duties and responsibilities. PGPI may appoint board seats from time to time, but may not remove existing board members at closing.

3.

Expenses.  In the event of the termination or cancellation of the acquisition, AIVN and PGPI will each bear their respective costs and none of the parties shall have liability to any other party for any expense of any other party.

4.

Conduct of Business.  Until consummation or termination of the acquisition:

(a)

PGPI will conduct business only in the ordinary course and none of the assets of PGPI shall be sold or disposed of except in the ordinary course of business or with the consent of AIVN; and

(b)

PGPI represents that there is no litigation pending or anticipated against PGPI or any of its assets and there is no known violation of any federal, state or municipal law or regulation.

5.

Enforceable Agreement.  This Agreement shall constitute an enforceable agreement between the parties until such time as the more complete agreement is executed by the parties. All matters referred to in this Agreement are conditioned upon compliance with federal and state securities and other applicable laws. It is anticipated, but not required, that this acquisition will be consummated on or before thirty (30) days of the execution of this Agreement.

6.

Counterparts.  This Agreement may be executed in any number of counterparts (addenda or amendments) and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

7.

Confidentiality.  In order to protect each party during negotiations, AIVN and PGPI both agree that none of the negotiations, interim or final documents will be released prior to consummation of the acquisition except as agreed to in writing by each party. In the event of termination of the Agreement, AIVN and PGPI both agree that no documents, records, papers or any other such material belonging to either AIVN or PGPI shall be released except as may be required by any federal, state or municipal law or regulation. Furthermore, AIVN and PGPI will constrain each and every one of its principals and employees from any discussion of the acquisition with any and all outside parties except as such party may be part of the negotiating, documenting or regulating phase of the acquisition.

8.

Addition Terms.  AIVN will acquire 100% of the PGPI shares in exchange for the above-referenced  AIVN common stock. All such AIVN common stock received by PGPI shareholders shall be subject to a one-year lock-up agreement between AIVN and the former PGPI shareholders. Closing is expected to be within thirty (30) days from the signing of this Letter of Intent.

9.

Notification.  If either of the parties to this agreement shall need to issue formal written notification to the other party, such notification shall be delivered to the following addresses:

If to AIVN:

American International Ventures, Inc.

                                       6004 Tealside Ct.

                                       Lithia, Florida 33547

If to PGPI:

Placer Gold Prospecting, Inc.

                        Attn: Jerry Scott

                        300 South Hwy. 95, Beatty, NV

                        Space 9C

EXECUTED THIS 27rd DAY OF FEBRUARY, 2012

/s/ Jack Wagenti	/s/ Jerry Scott
for AIVN Jack Wagenti	for PGPI Jerry Scott
President & CEO	President
Title	Title
February 27, 2012	February 25, 2012
Date	Date